                                                                    Exhibit 21.1

Subsidiaries                                         State of Incorporation
------------                                         ----------------------

Monarch Pharmaceuticals, Inc.                        Tennessee

Parkedale Pharmaceuticals, Inc.                      Michigan

King Pharmaceuticals of Nevada, Inc.                 Nevada